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                          FOURTH AMENDMENT TO AGREEMENT
                         OF LEASE DATED JANUARY 7, 1994


         THIS FOURTH AMENDMENT TO AGREEMENT OF LEASE is made this 9th day of April, 1996, by and between TCW Realty Fund IV Pennsylvania Trust (the "Landlord") and American Business Financial Services, Inc. ("Tenant").

         WHEREAS, Tenant and Landlord entered into that certain Agreement of Lease (the "lease") dated January 7, 1994, wherein Tenant leased from Landlord suite 215 containing approximately 7,555 rentable square feet located on the second floor of the office building located at 111 Presidential Boulevard, Bala Cynwyd, PA (the "Lease"); and

         WHEREAS, Tenant and Landlord entered into that certain First Amendment to Agreement of Lease dated October 24, 1994, wherein Tenant expanded its Premises to include Suite 252A comprising an additional area of 780 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Second Amendment to Agreement of Lease dated December 23, 1994, wherein Tenant further expanded its Premises to include Suite 253 comprising approximately 1,650 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Third Amendment to Agreement of Lease dated July 25, 1995, wherein Tenant further expanded its Premises to include Suites 256, 142, 252, 253, and 249; and

         WHEREAS, Tenant and Landlord wish to further amend said Agreement of Lease upon the terms and conditions hereinafter set forth; and

         WHEREAS, all undefined terms used herein shall have the same meaning as in the Lease.

         NOW THEREFORE, in consideration of the foregoing and the terms, covenants and agreements hereinafter set forth, Landlord and Tenant hereby agree as follows:

         1. Effective May 1, 1996, Tenant's Leased Premises shall include Suite 146 containing approximately 3,091 rentable square feet. Landlord shall deliver Suite 146 in "as-is, where-is" condition with reasonable wear and tear from prior occupants.

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         2. Tenant covenants and agrees to pay regular and monthly installments of Base Rent on or before the first day of each month for Suite 146 from May 1, 1996 until the expiration or sooner termination of the Lease in accordance with the following schedule:


            Year                         PSF                Monthly Base Rent
            ----                         ---                -----------------
    1       05/01/96 - 10/31/96          $23.00             $5,924.42
    2       11/01/96 - 10/31/97          $23.69             $6,102.15
    3       11/01/97 - 10/31/98          $24.40             $6,285.03
    4       11/01/98 - 10/31/99          $25.13             $6,473.07
    5       11/01/99 - 10/31/2000        $25.88             $6,666.25


         3. Landlord shall provide Tenant with an Improvement Allowance (the "Improvement Allowance") in a sum up to but not more than $37,000.00. The Improvement Allowance shall only be utilized to improve the Leased Premises in any manner Tenant desires provided that all such improvements shall, at a minimum, conform to the minimum building standard specifications of the Landlord. All improvements to the Leased Premises and expenditures from the Improvement Allowance shall first be approved by Landlord whose approval shall not be unreasonably withheld nor delayed. Tenant shall, at Tenant's sole cost, retain all necessary architects, engineers and or space planners to determine Tenant's desired layout for any and all improvements to be made hereunder and Tenant shall promptly provide all necessary drawings and plans to Landlord's approved contractors so as not to delay completion.

         Tenant shall, upon presentation, pay, as Additional Rent, any and all invoices for any expense in excess of the Improvement Allowance incurred in the course of improving the Leased Premises.

         It is hereby understood and agreed that delays in the completion of any of the improvements to be made hereunder shall not operate to delay or excuse any of Tenant's obligations pursuant to this Amendment of the Agreement of Lease.


         4. Tenant's Base Year for Suite 146, only, shall be the calendar year 1996.
-----
         5. Effective May 1, 1996, "Tenant's Proportionate Share", as the term is defined in Paragraph (4) of the Lease, shall increase by .0179 (1.79%) such that Tenant's Proportionate Share shall then be .1096 (10.96%). Tenant's Total Leased Premises shall comprise approximately 18,909 square feet.


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         6. All other terms and conditions contained in the Lease not specially modified or amended herein, shall remain unchanged and continue in full force and effect.

         7. Exculpation. This Fourth Amendment to Agreement of Lease is executed and delivered by (the "Trustee") not personally but solely as trustee under and pursuant to that certain Declaration of Trust of TCW Realty Fund IV Pennsylvania Trust dated as of May 10, 1991. Notwithstanding anything to the contrary set forth herein, it is expressly understood and agreed by and between the parties hereto (i) that each of the covenants, undertakings, obligations, representations, warranties and agreements herein made on the part of Trustees, while in form purporting to be covenants, undertakings, obligations, representations, warranties and agreements of Trustees, are nevertheless each and every one of them made and intended not a personal covenants, undertakings, obligations, representations, warranties and agreements of Trustees for the purpose or with the intent of binding Trustees personally, but are instead made and intended for the purpose of binding only the assets of TCW Realty Fund IV Pennsylvania Trust; (ii) that no personal liability or personal responsibility is or on account of any covenants, undertakings, obligations, representations, warranties and agreements contained in this Agreement of Lease, either express or implied, all such liability or personal responsibility (if any) being expressed waived and released; and (iii) Tenant agrees to look solely to the assets of TCW Realty Fund IV Pennsylvania Trust for the enforcement of any claims against Trustees arising pursuant to this Fourth Amendment to Agreement of Lease.

         8. The individuals signing this Addendum on behalf of the Tenant represent and affirm that they have authority to bind Tenant and that any and all requisite approvals of the Board of Directors, of Tenant, conferring such authority have been obtained. Tenant shall, upon request, deliver to Landlord a resolution of the Board of Directors of Tenant ratifying this Fourth Amendment to Agreement of Lease.


                            [SIGNATURES ON NEXT PAGE]


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IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourth Amendment to
Agreement of Lease to be executed by their duly authorized representatives on the date first set forth above.


LANDLORD:                TCW REALTY FUND IV PENNSYLVANIA TRUST,
                         A Pennsylvania Business Trust


BY: /s/ Timothy M. Shine              BY: /s/ Mary Jane Turner
    -------------------------------       --------------------------------
    Timothy M. Shine*                     Mary Jane Turner*

    *not individually but solely as trustee under Declaration of Trust dated
     May 10, 1991.


TENANT:                 AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                        a Delaware Corporation


BY:  /s/ Jeffrey M. Ruben             BY: /s/ Anthony J. Santilli, Jr.
     ----------------------------         ----------------------------


Its:  Senior Vice President           Its:  Chairman
     ----------------------------         ----------------------------



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